Exhibit 95.1

Mine Safety Information

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Act) was enacted. Section 1503 of the Act contains new reporting requirements regarding coal or other mine safety.
Patriot is committed to providing a safe workplace for all of our employees. We continue to engage proactively with federal and state agencies in support of measures which can legitimately improve the safety and well-being of our employees.
The operation of our mines is subject to regulation by the federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977 (the Mine Act). MSHA inspects our mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. We present information below regarding certain mining safety and health citations which MSHA has issued with respect to our coal mining operations. In evaluating this information, consideration should be given to factors such as: (i) the number of citations and orders will vary depending on the size of the coal mine, (ii) the number of citations issued will vary from inspector to inspector and mine to mine, and (iii) citations and orders can be contested and appealed, and in that process, may be reduced in severity and amount, and are sometimes dismissed.
The table below includes references to specific sections of the Mine Act. The information in the table reflects citations and orders issued to us by MSHA during the year ended December 31, 2011, as reflected in our records. Due to timing and other factors, the data in our system may not agree with the data maintained by MSHA.
For the year ended December 31, 2011, except for pending legal actions, which are as of December 31, 2011:

Mine or Operating Name	MSHA ID Number	Section 104 S&S Violations (A)	Section 104(b) Orders (B)	Section 104(d) Citations & Orders (C)	Section 110(b)(2) Violations (D)	Section 107(a) Orders (E)	Total Dollar Value of MSHA Assessments Proposed During the Reporting Period (F)	Total Number of Mining Related Fatalities (G)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern Under Section 104(e) (yes/no)	Legal Action Pending as of Last Day of Period* (H)	Legal Actions Initiated During Period*	Legal Actions Resolved During Period
American Eagle Mine	4605437	144	3	18	—	—	$1,392,966	—	No	No	47	28	25
Appalachia Mine Services	L363	4	—	—	—	—	918	—	No	No	—	—	—
Beth Station No. 79 Prep. Plant	4605398	9	—	—	—	—	3,454	—	No	No	1	1	—
Big Mountain No. 16 Mine	4607908	123	—	13	—	—	746,815	—	No	Yes	42	29	19
Big Mountain Prep Plant	4603143	19	—	—	—	—	10,852	—	No	No	1	1	—
Black Oak Mine	4609152	41	—	1	—	—	42,833	—	No	No	10	6	2
Blue Creek No. 1 Mine	4609297	33	—	—	—	—	134,074	—	No	No	9	9	—
Blue Creek No. 2 Mine	4609296	—	—	—	—	—	8,399	—	No	No	3	3	1
Buffalo Creek Deep Mine	4609294	—	—	—	—	—	—	—	No	No	1	—	—
Camp #9 Prep Plant	1511012	9	—	—	—	—	8,988	—	No	No	4	4	8
Campbell's Creek No. 7 Mine	4609107	30	1	2	—	—	142,712	—	No	No	10	8	1
Campbell's Creek Surface Facilities	4608146	1	—	—	—	—	300	—	No	No	2	1	1
Coal Clean Prep. Plant	4608571	2	—	—	—	—	2,412	—	No	No	1	1	—
Coon Hollow Tunnel	4609099	—	—	—	—	—	200	—	No	No	—	—	—
Deskins Mine	4608936	—	—	—	—	—	—	—	No	No	1	—	1
Dodge Hill No. 1 Mine	1518335	77	—	—	—	—	96,258	—	No	No	6	8	17
Europa Mine	4608798	—	—	—	—	—	—	—	No	No	2	—	14
Fanco Prep. Plant	4601368	10	—	—	—	—	2,966	—	No	No	1	1	—

Federal #2 Prep Plant	4601456	13	—	1	—	—	26,251	—	No	No	—	—	—
Federal No. 2 Mine	4601456	191	1	10	1	1	1,244,794	—	No	No	43	26	17
Five Mile Prep Plant & Refuse Impoundment	4609226	3	—	—	—	—	500	—	No	No	2	2	—
Freedom Underground Mine	1517587	101	—	—	—	1	177,007	—	No	No	22	9	13
Gateway Eagle Mine	4606618	27	—	6	—	—	46,032	—	No	No	6	7	1
Grand Eagle Prep Plant	1519011	—	—	—	—	—	2,728	—	No	No	2	1	1
Guyan	4608939	42	1	—	—	—	41,844	1	No	No	10	7	1
Harris No. 1	4601271	2	—	—	—	—	24,727	—	No	No	35	12	21
Harris Prep. Plant	4603135	3	—	—	—	—	1,228	—	No	No	1	1	—
Highland 9 Mine	1502709	183	—	—	—	—	329,069	—	No	No	61	21	25
Hill Fork Surface Mine	4609309	7	—	—	—	—	2,052	—	No	No	—	—	—
Hobet 21 Surface Mine	4604670	24	—	—	—	—	45,225	—	No	No	1	1	—
Matewan Tunnel	4608610	—	—	—	—	—	200	—	No	No	—	—	2
Patriot Surface	1516231	2	—	—	—	—	1,619	—	No	No	5	1	1
Remington Prep Plant	4608685	—	—	—	—	—	—	—	No	No	—	—	1
Rivers Edge Mine	4608890	13	—	—	—	1	29,580	—	No	No	19	12	4
Rocklick Prep Plant	4606448	7	—	—	—	—	2,928	—	No	No	3	2	—
Samples	4607178	—	—	—	—	—	1,526	—	No	No	—	—	2
Stockburg No. 2	4608635	—	—	—	—	—	—	—	No	No	6	—	1
Sugar Maple Mine	4609073	1	—	—	—	—	—	—	No	No	—	—	—
Tom's Fork Loadout	4608465	1	—	—	—	—	1,007	—	No	No	2	2	—
Wells Prep. Plant	4605295	7	—	—	—	—	3,510	—	No	No	1	1	—
Wharton No. 1 Tunnel	4605071	1	—	—	—	—	176	—	No	No	—	—	—
Winchester Mine	4609230	51	—	1	—	—	94,353	—	No	No	20	12	1
Total		1,181	6	52	1	3	$4,670,503	1	—	1	380	217	180

(A) The total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under section 104 of the Mine Act for which the operator received a citation from the Mine Safety and Health Administration
(B) The total number of orders issued under section 104(b) of the Mine Act
(C) The total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d) of the Mine Act
(D) The total number of flagrant violations under section 110(b)(2) of the Mine Act
(E) The total number of imminent danger orders issued under section 107(a) of the Mine Act
(F) The total dollar value of proposed assessments from the Mine Safety and Health Administration under the Mine Act
(G) The total number of mining-related fatalities
(H) Any pending legal action before the Federal Mine Safety and Health Review Commission involving such coal or other mine
* In the twelve months ended December 31, 2011, the Department of Labor processed contested citations from previous years, which caused an increase in pending legal actions.

Type of Action Pending as of Last Day of Reporting Period
	Penalty Contest	Immediate Contest	Discrimination / Discharge	Complaint for Compensation	Application for Temporary Relief	Appeals of ALJ Decisions
American Eagle Mine	47	—	—	—	—	—
Beth Station No. 79 Prep. Plant	1	—	—	—	—	—
Big Mountain No. 16 Mine	37	5	—	—	—	—
Big Mountain Prep Plant	1	—	—	—	—	—
Black Oak Mine	10	—	—	—	—	—
Blue Creek No. 1 Mine	9	—	—	—	—	—
Blue Creek No. 2 Mine	3	—	—	—	—	—
Buffalo Creek Deep Mine	1	—	—	—	—	—
Camp #9 Prep Plant	4	—	—	—	—	—
Campbell's Creek No. 7 Mine	10	—	—	—	—	—
Campbell's Creek Surface Facilities	2	—	—	—	—	—
Coal Clean Prep. Plant	1	—	—	—	—	—
Deskins Mine	1	—	—	—	—	—
Dodge Hill No. 1 Mine	6	—	—	—	—	—
Europa Mine	2	—	—	—	—	—
Fanco Prep Plant	1	—	—	—	—	—
Federal No. 2 Mine	37	5	1	—	—	—
Five Mile Prep Plant & Refuse Impoundment	2	—	—	—	—	—
Freedom Underground Mine	18	3	1	—	—	—
Gateway Eagle Mine	6	—	—	—	—	—
Grand Eagle Prep Plant	2	—	—	—	—	—
Guyan	7	3	—	—	—	—
Harris No. 1	34	—	—	1	—	—
Harris Prep Plant	1	—	—	—	—	—
Highland 9 Mine**	51	8	2	—	—	1
Hobet 21 Surface Mine	1	—	—	—	—	—
Patriot Surface	5	—	—	—	—	—
Rivers Edge Mine	17	2	—	—	—	—
Rocklick Prep Plant	3	—	—	—	—	—
Stockburg No. 2	6	—	—	—	—	—
Tom's Fork Loadout	2	—	—	—	—	—
Wells Prep. Plant	1	—	—	—	—	—
Winchester Mine	20	—	—	—	—	—
Total	349	26	4	1	—	1

** As of December 31, 2011, one pending legal action related to a discrimination/discharge matter was on appeal to the Federal Mine Safety and Health Review Commission.